SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to (ss.) 240.14a-11(c) or (ss.) 240.14a-12

Foxby Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

FOXBY CORP.

Notice of Annual Meeting of Stockholders

To the Stockholders:

Notice is hereby given that the 2008 Annual Meeting of Stockholders of Foxby Corp. (the “Fund”) will be held at the offices of the Fund at 11 Hanover Square, 12th Floor, New York, New York 10005 on September 30, 2008 at 8:00 a.m., local time, for the following purposes:

1.	To elect to the Board of Directors the Nominee, James E. Hunt, to serve as a Class I Director until his successor is duly elected and qualifies.

The Board of Directors unanimously recommends that stockholders vote FOR the Nominee named in Proposal 1.

2.	To consider a non-binding stockholder proposal, if properly presented at the meeting.

The Board of Directors unanimously recommends that stockholders vote AGAINST Proposal 2. The Board of Directors’ reasons for strongly opposing Proposal 2 are set forth in the Proxy Statement.

3.	Such other business as may properly come before the meeting or any postponements or adjournments thereof.

Stockholders of record at the close of business on July 31, 2008 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

John F. Ramírez Secretary

August 29, 2008

THE MEETING WILL START PROMPTLY AT 8:00 A.M., LOCAL TIME. PHOTOGRAPHIC IDENTIFICATION WILL BE REQUIRED FOR ADMISSION TO THE MEETING.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE RETURN YOUR PROXY CARD PROMPTLY.

Stockholders are invited to attend the meeting in person. Any stockholder who does not expect to attend the meeting is urged to indicate voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which needs no postage if mailed in the United States. To avoid the additional expense of further solicitation, we ask your cooperation in mailing your proxy card promptly.

FOXBY CORP.

PROXY STATEMENT

Annual Meeting of Stockholders

to be held September 30, 2008

This Proxy Statement is being furnished in connection with a solicitation of proxies by the Board of Directors (the “Board”) of Foxby Corp. (the “Fund”) to be voted at the 2008 Annual Meeting of Stockholders of the Fund to be held at the offices of the Fund at 11 Hanover Square, 12th Floor, New York, New York 10005 on September 30, 2008 at 8:00 a.m., local time, and at any postponement or adjournment thereof (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on July 31, 2008 (the “Record Date”) are entitled to be present and to vote at the Meeting. As of the Record Date, the Fund had 2,610,049 shares of common stock issued and outstanding.

The expense of preparing, assembling, printing, and mailing the proxy statement, proxy card, and any other material used for the solicitation of proxies will be paid by the Fund. It is estimated that proxy materials will be mailed to stockholders on or about August 29, 2008. The Fund’s principal executive offices are located at 11 Hanover Square, New York, New York 10005. Copies of the Fund's most recent Annual and Semi-Annual Reports are available without charge upon written request to the Fund at 11 Hanover Square, New York, New York 10005, or by calling toll-free 1-800-757-5755.

Voting and Quorum

Stockholders are entitled to one vote for each Fund share held, and a fractional vote for each fractional Fund share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions on the Proxy Card. A stockholder may revoke a proxy by delivering to the Secretary of the Fund a signed proxy with a date later than the previously delivered proxy or by sending a written revocation to the Fund. To be effective, such revocation must be received prior to the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

The presence in person or by proxy of stockholders entitled to cast one third of all the votes entitled to be cast at the Meeting shall constitute a quorum. If a quorum is not present at the Meeting, the chairman of the Meeting has the power to adjourn the Meeting from time to time to a date not more than 120 days after the original record date without notice to stockholders other than announcement at the Meeting. At a reconvened Meeting, if a quorum is present, any business may be transacted that might have been transacted at the originally scheduled Meeting. Notwithstanding the presence of a quorum, in accordance with the Bylaws of the Fund, the chairman of the Meeting may recess or adjourn the Meeting to a later date and time and place without notice to stockholders other than announcement at the Meeting. A stockholder vote may be taken for one or more proposals prior to any adjournment if sufficient votes have been received for approval. If a properly executed and returned proxy is accompanied by instructions to withhold authority to vote, represents a broker “non-vote” (that is, a proxy from a broker, bank, or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker, bank, or other nominee does not have discretionary power), or is marked with an abstention (collectively, “abstentions”), the Fund’s shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote “for” or “against” a matter and will be disregarded in determining “votes cast” on an issue.

PROPOSAL 1:	TO ELECT TO THE BOARD OF DIRECTORS THE NOMINEE, JAMES E. HUNT, TO SERVE AS A CLASS I DIRECTOR UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIES.

At the Board of Directors meeting held on June 11, 2008, the Fund’s Board approved the nomination of James E. Hunt as a Class I Director to hold office until the 2013 annual meeting and until his successor is duly elected and qualifies. In the event James E. Hunt is not duly elected, as proposed and qualifies, he shall be deemed holding over and shall continue to manage the business and affairs of the Fund as a member of the Board of Directors until his successor is duly elected and qualifies. Unless otherwise noted, the address of record for the Nominee and other directors and officers is 11 Hanover Square, New York, New York 10005. The following table sets forth certain information concerning the Nominee.

Name, Position(s) Held with Fund, Term of Office, Principal Occupation(s) for Past Five Years, and Age	Director Since	Number of Portfolios in Investment Company Complex Overseen by Director	Other Public Company Directorships Held by Director
Independent Nominee[1]:
Class I term expires 2008:
JAMES E. HUNT – He is a Limited Partner of Hunt Howe Partners LLC, executive recruiting consultants. He was born on December 14, 1930.	2004	5	0

[1]	Not an “interested person” of the Fund as such term is defined in the Investment Company Act of 1940, as amended (“1940 Act”).

The persons named in the accompanying form of proxy intend to vote each such proxy “FOR” the election of the Nominee listed above, unless a stockholder specifically indicates on a proxy the desire to withhold authority to vote for the Nominee. It is not contemplated that the Nominee will be unable to serve as a director for any reason, but if that should occur prior to the Meeting, the proxy holders reserve the right to substitute another person or persons of their choice as Nominee. The Nominee listed above has consented to being named in this Proxy Statement and has agreed to serve as a director if elected. See pages 4 to 8 of this Proxy Statement for additional information regarding the Fund’s directors and officers.

Vote Required

As set forth in the Fund’s Bylaws, if a nominee for director is approved by a majority of the Continuing Directors (as defined in the Bylaws), a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director. Because the Nominee for director was approved by a majority of the Continuing Directors, a plurality of all the votes cast at the Meeting shall be sufficient to elect the Nominee as a director. “Plurality of the votes” means the Nominee must receive more votes than any other candidate for the same position, but not necessarily a majority of the votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE NOMINEE.

PROPOSAL 2:	TO CONSIDER A NON-BINDING STOCKHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE MEETING.

Remington Value & Special Situation Fund, LLC (the “proponent”), One Highland Avenue, Metuchen, NJ 08840, which represents that it owns 68,873 shares of the Fund’s common stock, has given notice of its intention to present a proposal at the Meeting and has requested that it be included in this year’s proxy statement. The proposal is non-binding meaning that the Board of Directors is not required to implement the proposal even if authorized by stockholders. Pursuant to Rule 14a-8(l)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Board of Directors and the Fund are not responsible for this proposal or supporting statement with respect to its accuracy or otherwise.

The Board of Directors unanimously recommends that you VOTE AGAINST the proposal. The reasons for the Board’s opposition to the proposal are set forth in the Board’s opposing statement that appears below, immediately following the proposal and the proponent’s supporting statement which appears below in italics.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE AGAINST PROPOSAL 2.

RESOLVED: The shareholders of Foxby Corp. (“Foxby” or the “Fund”) request the Board of Directors to promptly take steps necessary to close or reduce the discount gap through an announced plan on a semi-annual basis to make open market purchases of 2.5% of its outstanding shares at prices up to 97.5% of net asset value if the fund traded at an average daily discount to asset value of 12.5% or greater during the previous six-month period.

Supporting Statement

We believe our interests are aligned with all shareholders. Simply stated, our aim is to derive liquidity and maximize value for your investment in the Fund.

Foxby has a history of a persistent double-digit discount between its share price and its net asset value. From July 2002, when current management took control of the Fund, through March 2008 we calculate that the month-end average and median discounts to net asset value were approximately 15.60% and 15.23% respectively. During this period, this discount has ranged from 5.54% at month-end January 2008 to 22.82% at month-end February 2008. On April 18, 2008, the Fund’s website revealed a discount of 22.08%, which, on that date, was the third highest discount of 545 funds in an independent ranking. If you had attempted to sell your shares on that date at the closing market price, you would only have received about $2.40 per share before commissions, while your proportionate interest in the market value of the Fund’s holdings was reportedly worth $3.08 per share. Under our proposal, we feel the discount could narrow because of the liquidity that the Fund would provide to the market through the re-purchase plan itself and the market’s knowledge that such a plan exists. Because the Fund would have the opportunity to make purchases at a discount to net asset value, we believe the plan would have the effect of increasing net asset value for remaining shareholders. We also feel that the plan could be enacted at minimal cost to the Fund.

Given Foxby’s historical discount, we feel that the Board should pursue a more clearly-defined, well-communicated, robust strategy to make accretive stock buybacks while providing greater liquidity for the Fund’s shareholders. If you would like to see the Fund provide a continual benefit for those who wish to sell, while improving the net asset value over time for those who wish to hold, then we urge you to vote in favor of this proposal.

The Board of Directors, Including Each Independent Director, Has Concluded That Proposal 2 Is NOT in the Best Interests of the Fund and Unanimously Recommends That You VOTE AGAINST Proposal 2. Please Read the Following Statement Explaining the Board’s Opposition to Proposal 2.

The Board of Directors Statement in Opposition to Proposal 2

After thorough consideration, the Board of Directors has concluded that Proposal 2 is not in the best interest of the Fund and may, in fact, reduce the potential value of your investment in the Fund. The Board believes that the proposal will likely harm the Fund without any significant, long term impact on the discount. The Board believes that implementation of the proposal may jeopardize the ability of the Fund to achieve its investment objective and over the long term could have other material adverse effects on the Fund and its stockholders.

1.     The statement supporting Proposal 2 offers no evidence that its plan would cause a significant, long term close or reduction of the discount to net asset value. Indeed, if the proponent did have any evidentiary support to demonstrate that its plan will close or reduce the discount, the proponent should have included such information in its supporting statement. The proponent’s statement that it “feels” that the plan would work is not an adequate basis for a reasonable business judgment by the Fund’s Board of Directors to approve the proposal.

2.     The plan will be disruptive to the management of the Fund’s portfolio, which could result in potentially decreasing the Fund’s returns. The plan mandates periodic repurchases of the Fund’s shares, forcing the Fund to liquidate investments for cash, at potentially inopportune times or at disadvantageous prices thereby reducing the Fund’s returns.

3.     Gradual shrinkage of the Fund through a series of repurchases would cause a significant reduction in the Fund’s size over the long term. Thus, the plan’s repurchases will likely increase the Fund’s expense ratio, since fixed expenses would be spread across a smaller asset base and at some point it is likely that the Fund would become too small to be managed economically. The plan also may cause the Fund to incur additional legal, brokerage, and other expenses in connection with the repurchases. The proponent’s plan will also reduce the number of shares in the marketplace and, therefore, could reduce trading liquidity of the Fund’s shares.

The Board has already authorized the Fund to provide notice to stockholders that the Fund may buy back its own shares. Pursuant to Section 23 of the 1940 Act, notice has been given in the Fund’s annual and semi-annual reports that the Fund may in the future, repurchase shares of its common stock in the open market. Such notice is not a commitment to repurchase any shares. Unlike the proponent’s proposal, however, any repurchases by the Fund would be discretionary and may be made from time to time, at such times and in such amounts as determined to be advantageous to the Fund.

Without evidence that the proposed plan would result in a significant, long term close or reduction of the discount, the Board does not believe that the implementation of the proposed plan is in the best interest of the Fund, given the potential (1) disruption of the Fund’s investment strategy, (2) increased expenses and expense ratio, and (3) reduced trading liquidity. In fact, the Board opposes any extraordinary transaction, such as Proposal 2, which could adversely effect the Fund’s current and successful existence. Accordingly, the Board recommends that you vote against Proposal 2.

Authorizing Vote

As provided by the Fund’s Charter, the concurrence of a majority of the votes entitled to be cast at the Meeting by the holders of the capital stock of the Fund authorizes the proposed action.

INFORMATION ABOUT THE FUND’S DIRECTORS AND OFFICERS

The following table sets forth certain information concerning the other directors currently serving on the Board of the Fund. Unless otherwise noted, the address of record for the Nominee and other directors and officers is 11 Hanover Square, New York, New York 10005.

Name, Position(s) Held with Fund, Term of Office, Principal Occupation for Past Five Years, and Age[1]	Director Since	Number of Portfolios in Investment Company Complex Overseen by Director	Other Public Company Directorships Held by Director
Independent Directors[2]:
Class II term expires 2009:
BRUCE B. HUBER, CLU, ChFC, MSFS – Retired. He is a former Financial Representative with New England Financial, specializing in financial, estate and insurance matters. He is a member of the Board, emeritus, of the Millbrook School, and Chairman of the Endowment Board of the Community YMCA of Red Bank, NJ. He was born on February 7, 1930.	2004	5	0

Class III term expires 2010:
PETER K. WERNER – Since 1996, he has been teaching, coaching, and directing a number of programs at The Governor’s Academy of Byfield, MA. Currently, he serves as chair of the History Department. Previously, he held the position of Vice President in the Fixed Income Departments of Lehman Brothers and First Boston. His responsibilities included trading sovereign debt instruments, currency arbitrage, syndication, medium term note trading, and money market trading. He was born on August 16, 1959.	2002	5	0

Interested Directors[3]:
Class IV term expires 2011:
THOMAS B. WINMILL, ESQ. – He is President, Chief Executive Officer, and General Counsel of the Fund, CEF Advisers, Inc. (the “Investment Manager”), as well as the other investment companies (collectively, the “Investment Company Complex”) advised by the Investment Manager and its affiliates, and of Winmill & Co. Incorporated and its affiliates (“WCI”). He is a member of the New York State Bar and the SEC Rules Committee of the Investment Company Institute. He is the son of Bassett S. Winmill. He was born on June 25, 1959.	2002	5	0

Class V term expires 2012:
BASSETT S. WINMILL – He is Chairman of the Board of the Fund, the Investment Manager, the other investment company advised by the Investment Manager, and WCI. He is a member of the New York Society of Security Analysts, the Association for Investment Management and Research, and the International Society of Financial Analysts. He is the father of Thomas B. Winmill. He was born on February 10, 1930.	2007	2	0

[1]

The Board is divided into 5 classes of directors designated Class I, Class II, Class III, Class IV and Class V. The terms of office for each class shall expire at the annual meetings of stockholders as listed above and at each fifth annual meeting of stockholders thereafter. Each director serves until the expiration of his term and until his successor is elected and qualifies, or until his death or resignation, or removal as provided in the Fund’s Bylaws or Charter or by statute.

[2]	Not “interested persons” of the Fund as such term is defined in the 1940 Act.

[3]	“Interested persons” of the Fund as defined in the 1940 Act due to their affiliation with the Investment Manager.

The following table sets forth certain information concerning the Fund’s executive officers other than those who serve as directors. The address of record for the officers is 11 Hanover Square, New York, New York 10005.

Name and Age	Position(s) Held with Fund, Term of Office, Principal Occupation for Past Five Years*
Thomas O’Malley Born on July 22, 1958

Chief Accounting Officer, Chief Financial Officer, Treasurer, and Vice President since 2005. He also is Chief Accounting Officer, Chief Financial Officer, Treasurer, and Vice President of each Fund in the Investment Company Complex, the Investment Manager, and WCI. Previously, he served as Assistant Controller of Reich & Tang Asset Management, LLC, Reich & Tang Services, Inc., and Reich & Tang Distributors, Inc. He is a certified public accountant.

John F. Ramírez Born on April 29, 1977

Secretary, Chief Compliance Officer, and Vice President since 2005. He is also Secretary, Chief Compliance Officer, and Vice President of each Fund in the Investment Company Complex, the Investment Manager, and WCI. He previously served as Compliance Administrator and Assistant Secretary of the Investment Company Complex, the Investment Manager, and WCI. He earned his Juris Doctor from Fordham University School of Law in 2008. He is a member of the Society of Corporate Secretaries and Governance Professionals and the Chief Compliance Officer Committee and the Compliance Advisory Committee of the Investment Company Institute.

*

Officers hold their positions with the Fund until a successor has been duly elected and qualifies. Officers are generally elected annually at the December meeting of the Board of Directors. The officers were last elected on December 5, 2007.

Ownership of Fund Shares

The following table sets forth information regarding beneficial ownership of the Fund’s outstanding shares as of the Record Date by (i) each director, executive officer, and the Nominee and (ii) all directors, executive officer, and the Nominee as a group. As of the Record Date, directors, executive officer, and the Nominee of the Fund as a group beneficially owned an aggregate of less than one percent of the Fund’s outstanding shares. Each director, executive officer, and the Nominee has sole voting and investment power over the shares opposite his name.

Name of Director, Nominee, or Officer	Number of Shares
Independent Nominee:
James E. Hunt	10,500

Independent Directors:
Bruce B. Huber	None
Peter K. Werner	None

Interested Directors:
Bassett S. Winmill	7,500
Thomas B. Winmill	200

Officers:
Thomas O’Malley	None
John F. Ramírez	200

Total shares held by directors and officers as a group:	18,400

Based on the filings with the U.S. Securities and Exchange Commission, the following stockholders owned beneficially or of record more than 5% of the outstanding shares of the Fund as of the Record Date:

Name and Address	Common Stock	Approximate Percentage of the Fund's Total Outstanding Shares
Bassett S. Winmill 11 Hanover Square New York, New York 10005	646,088 shares[1]	24.75%
Thomas B. Winmill 11 Hanover Square New York, New York 10005	638,788 shares[2]	24.47%
Investor Service Center, Inc. 11 Hanover Square New York, New York 10005	638,588 shares	24.47%
Winmill & Co. Incorporated 11 Hanover Square New York, New York 10005	638,588 shares[3]	24.47%
Investment Partners Asset Management, Inc. 1 Highland Avenue Metuchen, New Jersey 08840	246,502 shares[4]	9.44%

[1]

Bassett S. Winmill has indirect beneficial ownership of 638,588 of these shares, as a result of his status as a controlling person of Winmill & Co. Incorporated and Investor Service Center, Inc., the direct beneficial owner. Mr. Bassett S. Winmill disclaims beneficial ownership of these shares.

[2]

Thomas B. Winmill has indirect beneficial ownership of 638,588 of these shares, as a result of his status as a controlling person of Winmill & Co. Incorporated and Investor Service Center, Inc., the direct beneficial owner. Mr. Thomas B. Winmill disclaims beneficial ownership of these shares.

[3]	Winmill & Co. Incorporated has indirect beneficial ownership of these shares, as a result of its status as a controlling person of Investor Service Center, Inc., the direct beneficial owner.

[4]	Based solely on the Schedule 13D/A filed by Investment Partners Asset Management, Inc. on April 29, 2008.

The following table sets forth information describing the dollar range of equity securities beneficially owned by each director and the Nominee of the Fund and, on an aggregate basis, the Investment Company Complex as of the Record Date:

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Investment Company Complex
Independent Nominee:
James E. Hunt	$10,001-$50,000	over $100,000

Independent Directors:
Bruce B. Huber	None	$10,001-$50,000
Peter K. Werner	None	$10,001-$50,000

Interested Directors:
Bassett S. Winmill	$10,001-$50,000	over $100,000
Thomas B. Winmill	$1-$10,000	over $100,000

As of the Record Date, no independent director or his immediate family members owned beneficially or of record any securities of, or had any direct or indirect material interest in, the Investment Manager, or any person controlling, controlled by or under common control with the Investment Manager.

The Investment Manager, located at 11 Hanover Square, New York, New York 10005, is a wholly owned subsidiary of WCI, a publicly owned company whose securities are traded over the counter. During the fiscal year ended December 31, 2007, the Fund paid the Investment Manager investment management fees of $42,682. The Investment Manager also provides at cost certain administrative services to the Fund. During the fiscal year ended December 31, 2007, the Fund incurred expenses of $21,650 due to the Investment Manager for providing at cost certain administrative services.

Compensation of Fund Directors

Currently, the Fund pays its independent directors, a per meeting retainer of $50, a per meeting fee of $200 for each meeting attended, and reimburses them for their meeting expenses. The Fund also pays such directors $250 per special telephonic meeting or committee meeting attended, and $50 per joint meeting of the Audit Committees of the Investment Company Complex attended. No interested director or executive officer receives any compensation for their services as directors and/or officers of the Fund. Pursuant to the investment management agreement, the Fund pays compensation of the Fund’s chief compliance officer to the extent determined by the independent directors of the Fund. The Fund has no bonus, pension, profit sharing, or retirement plan.

The aggregate amount of compensation paid to each director and nominee by the Fund and by the other investment companies in the Investment Company Complex for which such director or nominee was a Board member for the year ended December 31, 2007, is as follows:

Name of Director or Nominee (Current Total Number of Investment Companies)	Aggregate Compensation from the Fund	Total Compensation from the Fund and Investment Company Complex
Independent Nominee:
James E. Hunt (5)	$1,065	$17,375

Independent Directors:
Bruce B. Huber (5)	$1,065	$17,375
Peter K. Werner (5)	$1,065	$17,375

Interested Directors:
Bassett S. Winmill (2)	None	None
Thomas B. Winmill (5)	None	None

Board Committees

The Audit Committee of the Board of Directors was established in accordance with Section 3(a)(58)(A) of the 1934 Act and is comprised of Messrs. Bruce B. Huber, James E. Hunt, and Peter K. Werner (Chair), each of whom is an independent director, and is also independent in accordance with section 121(A) of the listing standards of the American Stock Exchange. The Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined in item 401(h) of Regulation S-K. The purposes of the Audit Committee are (i) to oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (ii) to oversee the quality and objectivity of the Fund’s financial statements and the independent audit thereof; and (iii) to act as a liaison between the Fund’s independent registered public accounting firm (“IRPAF”) Tait, Weller & Baker LLP (“Tait,Weller”) and the full Board of Directors. The Audit Committee Charter may be found at www.foxbycorp.com.

The Fund has a Nominating Committee comprised of Messrs. Bruce B. Huber, James E. Hunt, and Peter K. Werner each of whom is an independent director. The Fund’s Board of Directors adopted a charter for its Nominating Committee. Pursuant to the Nominating Committee Charter, the Nominating Committee identifies, evaluates, selects, and nominates, or recommends to the Board of Directors, candidates for the Board. It also may set standards or qualifications for directors. The Nominating Committee Charter may be found at www.foxbycorp.com.

The Fund has an Executive Committee comprised of Thomas B. Winmill, the function of which is to exercise the powers of the Board of Directors between meetings of the Board to the extent permitted by law to be delegated and not delegated by the Board to any other committee.

The Fund has a committee of Continuing Directors, as defined in the Bylaws, to take such actions as are required by the Charter and Bylaws of the Fund. The Fund has no standing compensation committee or any committee performing similar functions.

Director Attendance at Meetings

The Fund had four regular Board meetings, no special Board meetings, two Audit Committee meetings, no special committee meetings, one Nominating Committee meeting, and one Executive Committee meeting during the Fund’s most recently completed fiscal year ended December 31, 2007. Each director attended all Board and committee meetings held during such period during the time such director was in office. The Fund currently has no policies regarding director attendance at stockholder meetings. The 2007 Annual Meeting of Stockholders was attended by Thomas B. Winmill.

Audit Committee Report

In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Fund’s financial reporting practices. The Fund’s management is responsible for (i) the preparation, presentation, and integrity of the Fund’s financial statements, (ii) the maintenance of appropriate accounting and financial reporting principles and policies, and (iii) the maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The IRPAF is responsible for planning and carrying out proper audits and reviews. Members of the Audit Committee rely without independent verification on the accuracy of the financial and other information provided by management and the Fund’s IRPAF.

The Audit Committee has reviewed the Fund’s audited financial statements for the fiscal year ended December 31, 2007. In conjunction with its review, the Audit Committee has met with Tait, Weller and the management of the Fund to discuss the audited financial statements. In addition, the Audit Committee has discussed with Tait, Weller, the matters required pursuant to Statement of Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance, and has received the written disclosures and the letter from Tait, Weller required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Tait, Weller its independence. In its independence letter, Tait, Weller stated that, in addition to the Investment Company Complex, it served as the Independent Certified Public Accountants for certain affiliates of the Investment Manager, Bexil Corporation (“Bexil”), Tuxis Corporation (“Tuxis”), and WCI; nonetheless, Tait, Weller believes it is independent of the Fund within the meaning of the federal securities laws.

On February 20, 2008, based upon this review and related discussions, and subject to the limitation on the role and responsibilities of the Audit Committee set forth in the Audit Committee Charter, the Audit Committee recommended to the Fund’s Board of Directors that the audited financial statements be included in the Fund’s Annual Report for the fiscal year ended December 31, 2007.

Bruce B. Huber
James E. Hunt
Peter K. Werner, Chair

Independent Registered Public Accounting Firm

Tait, Weller has been selected as the IRPAF for the Fund for the fiscal period commencing January 1, 2008. Tait, Weller also acts as the IRPAF for the Investment Manager and each Fund in the Investment Company Complex and as Independent Certified Public Accountants for Bexil, Tuxis, and WCI. Apart from its fees received, neither Tait, Weller nor any of its partners has a direct, or material indirect, financial interest in the Fund or its affiliates.

Representatives of Tait, Weller are not expected to be present at the Meeting but have been given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The SEC’s auditor independence rules require the Audit Committee of the Fund to pre-approve (a) all audit and permissible non-audit services provided by the Fund’s IRPAF directly to the Fund and (b) those permissible non-audit services provided by the Fund’s IRPAF to the Investment Manager and any entity controlling, controlled by, or under common control with the Investment Manager that provides ongoing services to the Fund (“Affiliated Service Providers”), if the services relate directly to the operations and financial reporting of the Fund. The Fund had no Affiliated Service Providers other than the Investment Manager.

The following table sets forth the aggregate fees billed for professional services rendered by Tait, Weller to the Fund for the fiscal years ended December 31, 2006 and 2007:

Fiscal Year Ended December 31	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
2006	$12,000	$1,000	$3,500	$0
2007	$12,000	$1,500	$3,500	$0

Audit Fees include the aggregate fees billed for professional services rendered by Tait, Weller for the audit of the Fund’s annual financial statements and services rendered in connection with statutory or regulatory filings.

Audit Related Fees include the aggregate fees billed for assurance and related services by Tait, Weller that are reasonably related to the performance of the audit or review of the annual financial statements and review of the semi-annual financial statements.

Tax Fees include the aggregate fees billed for professional services rendered by Tait, Weller in connection with tax compliance, tax advice, and tax planning.

All Other Fees include the aggregate non-audit fees not disclosed above that were billed for projects and services provided by Tait, Weller.

For the Fund’s fiscal years ended December 31, 2006 and 2007, there were no Non-Audit Fees billed for professional services rendered by Tait, Weller to the Investment Manager for which pre-approval by the Fund’s Audit Committee was required. For the Fund’s fiscal years ended December 31, 2006 and 2007, Aggregate Non-Audit Fees billed for professional services rendered by Tait, Weller (i) to the Investment Manager, regardless of whether pre-approval was required, were $19,000 and $20,000 respectively and (ii) to the Fund and the Investment Manager were $22,500 and $23,500, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

Pursuant to the Fund’s Audit Committee Charter, the Audit Committee shall consider for pre-approval any audit and non-audit services proposed to be provided by the IRPAF to the Fund, and any non-audit services proposed to be provided by such IRPAF to the Fund’s Investment Manager, if the engagement relates directly to the Fund’s operations or financial reporting. During the fiscal years ended December 31, 2006 and 2007, there were no services included in Audit Related Fees, Tax Fees, and All Other Fees that were approved by the Audit Committee pursuant to the de minimis exception provided by paragraphs (c)(7)(i)(C) or (c)(7)(ii) of Rule 2-01 of Regulations S-X. In those situations when it is not convenient to obtain full Audit Committee approval, the Chairman of the Audit Committee is delegated the authority to grant pre-approvals of audit, audit related, tax, and all other services so long as all such pre-approved decisions are reviewed with the full Audit Committee at its next scheduled meeting.

The Audit Committee has considered the provision of non-audit services by Tait, Weller to the Investment Manager that were not pre-approved by the Audit Committee during the fiscal years ended December 31, 2006 and 2007 and has determined such services to be compatible with maintaining Tait, Weller’s independence.

Information Regarding the Fund’s Process for Nominating Director Candidates

The Nominating Committee may consider candidates as directors submitted by current directors, the Investment Manager, Fund stockholders, and other appropriate sources. The Nominating Committee will consider candidates submitted by a stockholder or group of stockholders who have owned at least 5% of the Fund’s outstanding common stock for at least two years at the time of submission and who timely provide specified information about the candidates and the nominating stockholder or group. To be timely for consideration by the Nominating Committee, the submission, including all required information, must be submitted in writing to the attention of the Secretary at the principal executive offices of the Fund within the period set forth in “Additional Information – Discretionay Authority; Submission Deadlines for Stockholder Proposals.” The Nominating Committee will consider only one candidate submitted by such a stockholder or group for nomination for election at an annual meeting of stockholders. The Nominating Committee will not consider self-nominated candidates.

The Nominating Committee will consider and evaluate candidates submitted by stockholders on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria include the candidate’s relevant knowledge, experience, and expertise, the candidate’s ability to carry out his or her duties in the best interests of the Fund, and the candidate’s ability to qualify as a disinterested director. A detailed description of the criteria used by the Nominating Committee as well as information required to be provided by stockholders submitting candidates for consideration by the Nominating Committee are included in the Nominating Committee Charter. The Nominating Committee may be found at www.foxbycorp.com. In addition, to qualify as a nominee for a directorship or election as a director, (i) an incumbent nominee shall not have violated any provision of the Conflicts of Interest and Corporate Opportunities Policy (the “Policy”), adopted by the Board on July 8, 2003, as subsequently amended or modified, and (ii) an individual who is not an incumbent director shall not have a relationship, hold any position or office or otherwise engage in, or have engaged in, any activity that would result in a violation of the Policy if the individual was elected as a director. The Policy may be found at www.foxbycorp.com.

Stockholder Communications

The Fund’s Board of Directors has adopted a process for stockholders to send communications to the Board. To communicate with the Board of Directors or an individual director of the Fund, a stockholder must send a written communication to that Fund's principal office at the address listed in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, addressed to the Board of Directors of the Fund or the individual director. Such communications must be signed by the stockholder and identify the number of shares held by the stockholder. All stockholder communications received in accordance with this process will be forwarded to the Board of Directors or the individual director. Any stockholder proposal submitted pursuant to Rule 14a-8 under the 1934 Act must continue to meet all the requirements of Rule 14a-8.

ADDITIONAL INFORMATION

The Fund’s Board has continuously availed itself of methods specifically provided by, or consistent with, Maryland law and the 1940 Act to protect the Fund and its stockholders. Accordingly, the Fund currently has provisions in its Charter and Bylaws (collectively, the “Governing Documents”) which could have the effect of limiting (i) the ability of other entities or persons to acquire control of the Fund, (ii) the Fund’s freedom to engage in certain transactions, or (iii) the ability of the Fund’s directors or stockholders to amend the Governing Documents or effectuate changes in the Fund’s management. These provisions of the Governing Documents of the Fund may be regarded as “anti-takeover” provisions. The Fund is also subject to certain Maryland law provisions, including those which have been enacted since the inception of the Fund, that make it more difficult for non-incumbents to gain control of the Board. In 2003 and 2005, the Fund’s Board amended the Bylaws of the Fund and in doing so, the Board consulted with counsel to the Fund and Maryland counsel to the Fund and elected to become subject to various provisions of the Maryland General Corporation Law (the “MGCL”).

In addition to the use of the mails, proxies may be solicited personally, by telephone, or by other means, and the Fund may pay persons holding its shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. The Fund will bear the cost of soliciting proxies. In addition, the Fund will retain N.S. Taylor & Associates (“N.S. Taylor”), 1405 West Bridge Road, P.O. Box 2796, Presidio, TX 79845, to solicit proxies on behalf of its Board for a fee not to exceed $3,000 plus expenses, primarily by contacting stockholders by telephone and telegram. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the stockholder’s identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide his or her address, social security number (in the case of an individual), or taxpayer identification number (in the case of an entity), or other identifying information, and the number of shares owned and to confirm that the stockholder has received the Fund’s Proxy Statement and proxy card in the mail. Within 48 hours of receiving a stockholder’s telephonic voting instructions and prior to the Meeting, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder’s instructions and to provide a telephone number to call immediately if the stockholder’s instruction are not correctly reflected in the confirmation. Stockholders requiring further information with respect to telephonic voting instructions or the proxy generally should contact the Fund’s transfer agent at 1-800-757-5755. Any stockholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy or by attending the meeting and voting in person.

Discretionary Authority; Submission Deadlines for Stockholder Proposals

Although no business may come before the Meeting other than that specified in the Notice of Annual Meeting of Stockholders, shares represented by executed and unrevoked proxies will confer discretionary authority to vote on matters which the Fund did not have notice of a reasonable time prior to mailing this Proxy Statement to stockholders. The Fund’s Bylaws provide that a stockholder of record may nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, provided generally that written notice be delivered to the Secretary of the Fund, at the principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, pursuant to such Bylaws and Rule 14a-5(e)(2) of the 1934 Act, a record stockholder nomination or proposal intended to be considered at the 2009 Annual Meeting must be received by the Secretary no earlier than May 1, 2009 nor later than June 1, 2009. Proposals should be mailed to the Fund, to the attention of the Fund’s Secretary, John F. Ramírez, 11 Hanover Square, New York, New York 10005. In addition, if you wish to have your proposal considered for the inclusion in the Fund’s 2009 Proxy Statement, we must receive it on or before May 1, 2009 pursuant to Rule 14a-8(e)(2). The submission by a stockholder of a proposal for inclusion in the proxy statement or presentation at the Meeting does not guarantee that it will be included or presented. Stockholder proposals are subject to certain requirements under the federal securities laws and the MGCL and must be submitted in accordance with the Fund’s Bylaws.

Compliance with Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the 1934 Act, and rules thereunder, requires the Fund’s directors and officers, and any persons holding 10% or more of its common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange.

Based on the Fund’s review of the copies of such forms it received during or with respect to the calendar year 2007, the Fund believes that such persons complied with all such applicable filing requirements.

Notice to Banks, Broker/Dealers, and Voting Trustees and Their Nominees

Please advise the Fund’s transfer agent, Illinois Stock Transfer Company, at 1-800-757-5755 whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend the meeting in person are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage paid envelope.

ANNUAL MEETING OF STOCKHOLDERS OF

FOXBY CORP.

September 30, 2008

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE.

This Proxy is solicited by and on behalf of the Board of Directors of Foxby Corp. (the “Fund”) for the Annual Meeting of Stockholders to be held on September 30, 2008 and at any postponement or adjournment thereof.

The undersigned stockholder of the Fund hereby appoints Thomas B. Winmill and John F. Ramírez, and each of them, the attorneys and proxies of the undersigned, with full power of substitution in each of them, to attend the 2008 Annual Meeting of Stockholders to be held at the offices of the Fund at 11 Hanover Square, 12th Floor, New York, New York 10005 on Tuesday, September 30, 2008, at 8:00 a.m. and at any postponements or adjournments thereof (“Meeting”) to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all of the powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the accompanying Proxy Statement and revokes any proxy heretofore given for the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” Proposal 1 and “AGAINST” Proposal 2 as set forth in the Proxy Statement and in the discretion of the Proxy holder on any other matter that may properly come before the Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder ______________Date:_____	Signature of Stockholder _______________Date:_____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1.	To elect to the Board of Directors the Nominee, James E. Hunt, as a Class I Director until his successor is duly elected and qualifies.

NOMINEE:
☐	FOR the Nominee	James E. Hunt
☐	WITHHOLD AUTHORITY for the Nominee

2.	To consider a non-binding stockholder proposal, if properly presented at the meeting.

☐	FOR
☐	AGAINST
☐	ABSTAIN

Your vote is important! Please sign and date the proxy/voting instructions card on the reverse side hereof and return it promptly in the enclosed postage-paid envelope or otherwise to Foxby Corp. c/o Illinois Stock Transfer Company, 209 West Jackson Blvd., Suite 903, Chicago, Illinois 60606 so that your shares can be represented at the Meeting. If no instructions are given on the proposals, the proxies will vote FOR Proposal 1 and AGAINST Proposal 2.